PRICING SUPPLEMENT NO. 93                                     Rule 424 (b)(3)
DATED: May 15, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $175,000,000  Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:             Fixed Rate Notes [_]     Certificated Notes [_]
May 18, 1998


Maturity Date:                   CUSIP#: 073928 CD 3
May 17, 1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                            Optional            Optional
                       Redemption           Repayment           Repayment
Redeemable On          Price(s)             Date(s)             Price(s)
-------------          -----------          ----------          ---------

N/A                    N/A                  N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate: N/A

[_]           Commercial Paper Rate      Minimum Interest Rate: N/A

[_]           Federal Funds Rate         Interest Reset Date(s): *

[_]           Treasury Rate              Interest Reset Period: Three Months

[_]           LIBOR Reuters              Interest Payment Date(s): **

[x]           LIBOR Telerate

[_]           Prime Rate                 Interest Payment Period: Quarterly


[_]           CMT Rate


Initial Interest Rate: 5.63922%

Index Maturity:  Three Months

Spread (plus or minus): -0.06%

------------------------------
*        08/18/98, 11/18/98 and 2/18/99.

**       08/18/98, 11/18/98, 2/18/99 and 5/17/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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